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                                                                      Exhibit 23



                       Consent of Independent Accountants
                             in Regard to Forms S-8

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-77988; 2-77987; 2-69114; 2-85545; 2-94205;
33-24530; 33-24531; 33-52072; 33-52076) of Applied Materials, Inc. of our
report dated November 23, 1994 appearing on page 47 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 21 of this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
- - ------------------------
Price Waterhouse LLP
San Jose, California
December 19, 1994



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